UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2008 (May 22, 2008)
AirNet Systems, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217

(Address of principal executive offices) (Zip Code)
(614) 409-4900

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously disclosed in the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008, filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2008 by AirNet Systems, Inc. (the “Company”), on April 29, 2008, a lawsuit (the “Kahn Lawsuit”) was filed by Alan R. Kahn, purportedly on behalf of a class of the Company’s shareholders, in the Court of Common Pleas of Franklin County, Ohio, against the Company, the Company’s directors, Bayside Capital, Inc., AirNet Holdings, Inc., a Delaware corporation which is an affiliate of Bayside Capital, Inc. (“AirNet Holdings”) and AirNet Acquisition, Inc., an Ohio corporation which is a wholly-owned subsidiary of AirNet Holdings (“AirNet Acquisition”), in connection with the proposed merger of AirNet Acquisition with and into the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of March 31, 2008, among the Company, AirNet Holdings and AirNet Acquisition (the “Merger Agreement”). The Company shareholders are scheduled to vote upon the adoption of the Merger Agreement and approval of the merger at a Special Meeting of Shareholders to be held on Wednesday, June 4, 2008, at 10:00 a.m., Eastern Daylight Saving Time, at the Hilton Columbus of Easton, 3900 Chagrin Drive, Columbus, Ohio 43219.
     The parties to the Kahn Lawsuit have settled those legal proceedings, and the complaint in the Kahn Lawsuit was dismissed with prejudice on May 22, 2008. In connection with the settlement of the Kahn Lawsuit, the Company agreed to provide additional detail with respect to two of the analyses considered by Brown, Gibbons, Lang & Company Securities, Inc. (“BGL”), one of the financial advisors to the Company’s board of directors, in connection with BGL’s opinion that, as of March 29, 2008, the $2.81 per share cash consideration to be received by the Company’s shareholders pursuant to the Merger Agreement was fair to the shareholders from a financial point of view.
     The Company would note that these analyses — a discounted cash flow analysis and a liquidation valuation analysis — were but two of at least six different valuation analyses considered by BGL in connection with rendering its opinion. The Company would further note that BGL’s fairness opinion itself was but one of several factors considered by the Company’s board of directors in unanimously approving the merger and the Merger Agreement, determining that the merger and the Merger Agreement are advisable, fair to and in the best interests of the Company and its shareholders and unanimously recommending that the Company’s shareholders vote in favor of the adoption of the Merger Agreement and approval of the merger at the Special Meeting of Shareholders. Nevertheless, in connection with the settlement of the Kahn Lawsuit, the Company agreed to make the following disclosure with respect to BGL’s analyses:
     Under BGL’s discounted cash flow analysis, BGL calculated a range of implied equity values between $1.77 and $5.35 per share. Discounted cash flow analysis is based on the premise that the value of a company can be estimated by calculating the present value of the company’s expected future cash flows. This calculation is typically performed on the projected future unlevered free cash flows (i.e., cash flows free of debt payments discounted to present value) utilizing a weighted average cost of capital (WACC). BGL’s discounted cash flow analysis of the Company was based on the Company’s revenue budget for the fiscal year ending December 31, 2008, as well as financial projections provided by the Company’s management for the period 2009 to 2012, and thereafter at a terminal growth rate ranging from 1.50% to 2.50%. The unlevered free cash flows were discounted at a weighted average cost of capital ranging from 15% to 30%. Management’s projections for unlevered free cash flows for the periods 2008 to 2012 which were used by BGL in its analysis are provided below. These projection scenarios range from conservative to optimistic. In its oral presentation to the Company’s board of directors, BGL indicated that BGL believed the appropriate range of implied equity values should be based on the low- to mid-range of the financial projections provided by the Company’s management as a result of the risk inherent in the Company’s business transition strategy that is reflected in the different scenarios.
Projected Unlevered Free Cash Flow
(in thousands)

	2008	2009	2010	2011	2012

Projection Scenario 1	$7,051	$7,739	$1,115	$3,314	$39

Projection Scenario 2	$13,788	$6,325	$3,691	$5,329	$1,834

Projection Scenario 3	$13,644	$9,298	$7,619	$9,226	$3,710

     Another valuation methodology used by BGL was a liquidation valuation analysis. Under BGL’s liquidation valuation analysis based on management projections, BGL calculated a range of implied equity values between $1.13 and $3.52 per share. The liquidation valuation analysis was based on the estimated value of the Company’s assets as of January 31, 2008, from third-party appraisals of the Company’s aircraft and Columbus, Ohio headquarters facility together with management’s assumptions of the value of the Company’s other assets, which ranged in the aggregate from $50.8 million to $64.3 million. BGL’s analysis was also based on management’s estimated value of the Company’s liabilities as of January 31, 2008, plus management’s estimate of costs that would be incurred to wind down the Company’s operations and liquidate its assets, which ranged in the aggregate from $27.9 million to $39.2 million. The net estimated value of the Company’s assets ranged from $11.6 million to $36.4 million.
Additional Information And Where To Find It:
     In connection with the proposed merger transaction, the Company filed a definitive proxy statement and other materials with the SEC on May 12, 2008. Investors are urged to read the definitive proxy statement and these other materials because they contain important information about the Company and the proposed merger transaction. Investors may obtain a free copy of the definitive proxy statement and these other materials, as well as other materials filed with the SEC concerning the Company, at the SEC’s website at http://www.sec.gov. Investors may also obtain for free the definitive proxy statement and other documents filed by the Company with the SEC in connection with the proposed merger transaction by directing a request in writing to AirNet Systems, Inc., at 7250 Star Check Drive, Columbus, Ohio 43217, Attention: Ray L. Druseikis, Secretary, or by telephone at (614) 409-4996.

     The Company does not believe that the information regarding BGL’s discounted cash flow and liquidation valuation analyses described in this Current Report on Form 8-K is material to a shareholder’s decision whether to vote in favor of any of the proposals described in the above-referenced proxy statement, and the Company does not consider this Current Report on Form 8-K to be solicitation by the Company, the Company’s board of directors or any member of the Company’s management with respect to any of the matters described in the above-referenced proxy statement or solicitation material with respect to the proposed merger transaction.
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.

Dated: May 27, 2008	By:	/s/ Bruce D. Parker

Bruce D. Parker Chairman, Chief Executive Officer and President